UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2015

BCB Bancorp, Inc.
(Exact Name of Registrant as Specified in its charter)

New Jersey	0-50275	26-0065262
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

104-110 Avenue C, Bayonne, New Jersey 07002
Address of principal executive offices

(201) 823-0700
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Employment Agreements with Thomas Coughlin, Joseph Javitz and Thomas Keating.  On September 9, 2015, BCB Community Bank (the “Bank”), the wholly-owned subsidiary of BCB Bancorp, Inc. (the “Company”), entered into employment agreements (the “Agreements”) with Thomas Coughlin, Joseph Javitz and Thomas Keating (collectively, “Executives”), effective as of July 1, 2015.  The term of the Agreements will be three years for Mr. Coughlin beginning as of July 1, 205, and will run from July 1, 2015 to June 30, 2016 for Messrs. Javitz and Keating.  Under the Agreements, Mr. Coughlin will serve as Chief Executive Officer and President of the Bank, Mr. Javitz will serve as Chief Lending Officer of the Bank and Mr. Keating will serve as Chief Financial Officer of the Bank.  The Agreements provide Mr. Coughlin with an annual base salary of $400,000 and Messrs. Javitz and Keating with annual base salaries of $220,000 each.   Executives will also be entitled to discretionary performance bonuses.  The bonuses for Messrs. Javitz and Keating may be in amounts of up to 50% of their base salaries. In addition, Executives are entitled to participate in the employee benefit plans offered by the Bank, and will be reimbursed for business expenses incurred.  The Bank will also provide Executives with life, medical, dental and disability coverage.

In the event of involuntary termination of employment for reasons other than cause, disability or death, Mr. Coughlin will receive a cash lump sum payment of $400,000, and Messrs. Javitz and Keating will each receive cash lump sum payments equal to their base salaries.  In addition, Executives will receive continued life insurance coverage and non-taxable medical and dental insurance coverage that will cease, for Mr. Coughlin, upon the earlier of (A) the end of the term of the Agreement, (B) the date on which substantially comparable coverage is made available to him through his subsequent employment, or (C) the date Mr. Coughlin becomes eligible for Medicare coverage. For Messrs. Javitz and Keating, such coverage will cease upon the earlier of (A) the end of the term of their Agreement, or (B) the date on which substantially comparable coverage is made available to them through their subsequent employment.

Upon the occurrence of a change in control of the Company or the Bank, Mr. Coughlin will receive a lump sum payment of $800,000, and Messrs Javitz and Keating will each receive a lump sum payment equal to their base salaries, which would be paid in lieu of the cash severance payment described above.  However, the change in control payments would be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code.

The foregoing description is qualified in its entirety by reference to the Agreements that are attached hereto as Exhibits 10.1, 10.2 and 10.3 and are incorporated by reference into this Item 5.02.

Item 9.01               Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.  Not applicable.
(b)           Pro Forma Financial Information.  Not applicable.
(c)           Shell Company Transactions.  Not applicable.
(d)           Exhibits.

Exhibit Number	Description
Exhibit 10.1	Employment Agreement between BCB Community Bank and Thomas Coughlin
Exhibit 10.2	Employment Agreement between BCB Community Bank and Joseph Javitz
Exhibit 10.3	Employment Agreement between BCB Community Bank and Thomas Keating

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BCB BANCORP, INC.
DATE: September 9, 2015	By:	/s/ Thomas Coughlin
Thomas Coughlin
Chief Executive Officer and President